UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2010

ETELOS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31081	77-0407364
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation or organization)

26828 Maple Valley Highway #297 Maple Valley Washington	98038
(Address of principal executive offices)	(Zip Code)

(425) 458-4510

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 10, 2010, our board of directors appointed Kevin Pritchard to our board of directors. In connection with that appointment, Mr. Pritchard was also appointed as the chairman of the compensation committee of our board of directors.

Upon his appointment to the board of directors, Mr. Pritchard received a stock option to purchase up to 100,000 shares of our common stock. The option was granted under our 2009 Equity Incentive Plan. The option has a ten year term and an exercise price based on the closing price of our common stock on December 31, 2009. The option will vest over two years in two equal yearly installments.

There were no arrangements or understandings between Mr. Pritchard and any other persons pursuant to which Mr. Pritchard was selected as a director. We have not entered into any transactions with Mr. Pritchard that would require disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointment of Mr. Pritchard to our board of directors is attached as Exhibit 99.1 to this report and is incorporated herein by this reference.

Item 9.01.              Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press Release Issued on May 13, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Etelos, Inc.

Date: May 13, 2010	By	/s/ Kennedy A. Brooks
Kennedy A. Brooks
Chief Operating Officer, Vice President & General Counsel